UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._____)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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CASCADE FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Financial Corporation (the “Company”) to be held at the Everett Golf and Country Club, 1500 52nd Street SE, Everett, Washington, at 6:30 p.m. on Tuesday, April 24, 2007.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company, and its bank subsidiary, Cascade Bank. Directors and officers of the Company will be present to respond to appropriate questions from shareholders.

Detailed information concerning our activities and operating performance during the fiscal year ended December 31, 2006 is contained in the Annual Report to Shareholders.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Annual Meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card at your earliest convenience, or vote your shares by Internet or telephone as described in the following materials.

We look forward to seeing you at the meeting.

Sincerely,

/s/ David W. Duce                                                /s/ Carol K. Nelson
 David W. Duce                   Carol K. Nelson
Chairman of the Board                        President and Chief Executive Officer

Enclosure

2828 Colby Avenue, Everett, WA 98201
425-339-5500 or 800-326-8787
www.cascadebank.com

CASCADE FINANCIAL CORPORATION
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6:30 p.m., Pacific Daylight Time, on Tuesday, April 24, 2007.
PLACE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Everett Golf and Country Club 1500 52nd Street SE Everett, Washington

ITEMS OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1. To elect five directors; one director to hold office until the 2008 Annual Meeting of Shareholders, and four to hold office until the 2010 Annual Meeting of Shareholders; and
2. To take action on any other business that may properly be considered at the meeting or any adjournment thereof.
RECORD DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	You may vote at the meeting if you were a shareholder of record at the close of business on March 13, 2007.
VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
If you cannot attend the Annual Meeting, you may vote your shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described in the General Information About the Meeting and Voting section on page 1 and on the proxy card provided to you.

ANNUAL REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Cascade Financial Corporation’s December 31, 2006 Annual Report, which is not part of the proxy soliciting material, is enclosed.

                    By Order of the Board of Directors,

                  /s/ Lars H. Johnson
                     Lars H. Johnson
              Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about March 28, 2007.

CASCADE FINANCIAL CORPORATION
2828 Colby Avenue
Everett, Washington 98201
____________________

PROXY STATEMENT
Annual Meeting of Shareholders
April 24, 2007

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Cascade Financial Corporation (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on April 24, 2007, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board of Directors of the Company (the “Board”) has set March 13, 2007 as the record date for the meeting. If you were the owner of Company common stock at the close of business on March 13, 2007, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding common shares, as of the record date, must be present at the meeting in order to hold the meeting and conduct business. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. On the record date, there were 12,107,685 shares of Company common stock outstanding. Shares are counted as present at the meeting if you:

•	Are present and vote in person at the meeting; or

•	Have voted by Internet or telephone; or

•	Have properly submitted a proxy card.

What proposals will be voted on at the meeting?

The only proposal scheduled to be voted on at the meeting is the election of five directors, one director to hold office until the 2008 Annual Meeting of Shareholders and four to hold office until the 2010 Annual Meeting of Shareholders.

How many votes are required to approve the proposal?

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a “broker non-vote.” Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the director nominees.

How do I vote my shares without attending the meeting?

If you are a shareholder of record or hold shares through a Cascade stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•
By Internet or Telephone - If you have Internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by Internet or telephone, you do not need to return your proxy card.

•
By Mail - You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 23, 2007.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes. If you vote by mail, you may later change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company on or before April 10, 2007; or

•	Voting by Internet or telephone at a later date; or

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Nominees

The Board is divided into three classes of approximately equal size. The members of each class are usually elected to serve three-year terms with the term of office of each class ending in successive years. Janice E. Halladay, Craig G. Skotdal and Richard L. Anderson are the directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2010 Annual Meeting or until their successors are elected and qualified. Jim Gaffney and Katherine Lombardo were elected to the Board in September 2006 by its current members. In keeping with the By-Laws of the Corporation, they stand for election by the shareholders at this meeting. All nominees are currently directors.

All the nominees have consented to being named as a nominee in this Proxy Statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute nominee designated by the Board, unless a contrary instruction is indicated on the proxy card. Set forth hereafter is a short biographical summary of each director and the first date they served as a director for either the Company or prior to formation of the Company in 1994, Cascade Bank.

NOMINEE FOR DIRECTOR FOR A ONE-YEAR TERM ENDING 2008

JIM GAFFNEY                                                                                 Director since 2006

Jim Gaffney, age 55, is the owner/president and founder of Gaffney Construction, Inc., a commercial construction firm based in Everett, WA. Established in 1974, Gaffney Construction has built a wide range of projects including bank, office, retail and nonprofit facilities. An Everett native, Gaffney is a past president and served as a board member of the Boys & Girls Club of Snohomish County for more than 20 years. Mr. Gaffney serves on the Compensation and Personnel Committee and the Loan Committee.

NOMINEES FOR DIRECTORS FOR THREE-YEAR TERMS ENDING 2010

JANICE E. HALLADAY                                                                                                                  Director since 1999

Janice E. Halladay, age 63, is a retired bank executive. Ms. Halladay was previously employed by Pioneer Bank in Lynnwood, Washington for 20 plus years and served as Senior Vice President of Operations from 1987 to 1993. She is a graduate of the School for Executive Development. She was subsequently employed by Moss Adams LLP, a regional accounting firm, from 1997 to 2000. She is currently a member of the Board of Directors of the Northwest Service Area of the Providence Health System where she is Vice Chair, and a member of the Executive Committee. Ms. Halladay serves as Chair of the Company’s Compensation and Personnel Committee, as a member of the Company’s Corporate Governance and Nominating Committee and Executive Committee.

KATHERINE M. LOMBARDO                                                                                Director since 2006

Katherine M. Lombardo, age 52, has served as Senior Vice President and Northwest Regional Manager of CH2M Hill, a global project delivery firm of architects, engineers, environmental scientists, construction managers and operations staff. She is responsible for the integration of service and overall financial performance of the firm’s business across the region, which includes 1,100 staff members in offices in Washington, Oregon, Idaho, Alaska, Montana and Hawaii. Among other service commitments, Lombardo contributes her efforts to drive economic growth strategies for the Bellevue and Seattle Chambers of Commerce, the Eastside Business Roundtable, and the Community Development Roundtable. Ms. Lombardo was recognized in 2005 by the Puget Sound Business Journal as one of “20 Women of Influence.” Ms. Lombardo serves on the Audit and Finance Committee and the Corporate Governance and Nominating Committee.

CRAIG G. SKOTDAL                                                                                                                    Director since 2001

Craig G. Skotdal, age 33, is President of Skotdal Real Estate, a property development, investment and management company based in Everett, Washington, a position he has held since 1996. Mr. Skotdal graduated from Stanford University and from the University of Washington’s business management program. Mr. Skotdal serves on the board of the Downtown Everett Association and actively supports urban revitalization projects that promote economic development, smart growth and quality of life. Mr. Skotdal serves as a member of the Audit and Finance Committee and as Vice Chair of the Corporate Governance and Nominating Committee.

RICHARD L. ANDERSON, C.P.A.                                                                                                          Director since 2004

Richard L. Anderson, age 52, is a certified public accountant and managing shareholder with Hascal, Sjoholm & Company, P.S., a firm with which he has been employed since 1976. This firm is the largest locally owned certified public accounting firm in Snohomish County, serving businesses and families since 1948. He has held board positions with a wide range of civic and community groups, including the Greater Everett Community Foundation, Everett Public Facilities District, Compass Health, the Everett Public Library, Arts United, and Big Brothers/Big Sisters of Snohomish County, among others. Mr. Anderson earned his Bachelor of Arts Degree in Business Administration with an emphasis in accounting from Washington State University and earns continuing professional education credits in numerous topics sponsored by the American Institute of Certified Public Accountants and the Washington Society of CPAs. He resides in Everett, Washington. Mr. Anderson serves as Vice Chair of the Audit and Finance Committee and is a member of the Loan Committee.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES

DIRECTORS CONTINUING IN OFFICE UNTIL 2008

DAVID W. DUCE                                                                                                                         Director since 1991

David W. Duce, age 47, has been a practicing attorney with the Everett law firm of Duce Bastian Peterson since 1985. He was elected Chairman of Cascade Financial Corporation’s Board of Directors in May 2004 and also serves as Chair of the Executive Committee. Before May 2004, Mr. Duce served as Vice Chair of the Company’s Board of Directors and as Chair of the Company’s Compensation and Personnel Committee. Mr. Duce received his Juris Doctor degree Magna Cum Laude from Pepperdine University School of Law in 1984. He is a past chairman of the Professional Negligence Section of the Washington State Trial Lawyers Association and is an arbitrator for Snohomish County Superior Court.

CAROL K. NELSON                                                                                                                     Director since 2001

Carol K. Nelson, age 51, was appointed Chief Executive Officer of the Company commencing May 1, 2002. She has served as President of the Company and President and Chief Executive Officer of the Bank since February 2001. She was previously Senior Vice President and Northern Region Executive of Bank of America from 1996 to 2001. Ms. Nelson holds a Bachelor’s degree in Business Finance and a Master’s degree in Business Administration from Seattle University. Ms. Nelson serves as Chair of the Board of the Washington Bankers Association and on the Boards of Directors of the Seattle Branch of the Federal Reserve Bank of San Francisco, the Washington Roundtable, the Washington State Major League Baseball Stadium Public Facilities District, Premera Blue Cross and the YWCA of King and Snohomish Counties. She also serves as a Trustee for Seattle University. Ms. Nelson serves as Vice Chair of the Company’s Executive Committee and as a member of the Bank’s Loan Committee.

DAVID R. O’CONNOR                                                                                                                  Director since 1997

David R. O’Connor, age 61, has been a co-owner of Mobile Country Club in Everett, Washington since 1993. He was co-owner of O’Connor & Oehler Construction, Inc. from 1974 to 1996 and continues in his development business. Mr. O’Connor is a member of the Manufactured Housing Communities of Washington. Mr. O’Connor serves as a member of the Company’s Compensation and Personnel Committee and Executive Committee. He chairs the Bank’s Loan Committee. Mr. O’Connor was a founding director of American First National Bank, which was acquired by Cascade Bank in 1997.

DIRECTORS CONTINUING IN OFFICE UNTIL 2009

DWAYNE R. LANE                                                                                                                      Director since 1995

Dwayne R. Lane, age 70, is the owner of two automobile dealerships in Everett and one in Arlington, Washington. He has owned these dealerships for over 10 years. Mr. Lane is active in community affairs. He served 12 years as an Everett Port Commissioner and was a board member for Olympic Bank and Providence Hospital. Mr. Lane serves as a member of the Company’s Compensation and Personnel Committee and Corporate Governance and Nominating Committee.

DENNIS R. MURPHY, PH.D.                                                                                                              Director since 1991

Dennis R. Murphy, age 65, is Dean of the College of Business and Economics and Professor of Economics at Western Washington University in Bellingham, Washington, a position he has held since 1983. Past service includes the Northwest Medical Bureau prior to its acquisition by Regence Blue Shield, where he chaired the Audit and Finance Committee; and the Audit and Finance Committee of Western Washington University Foundation. He is a past member of the Whatcom Chamber of Commerce and Industry Board, the Mt. Baker Theatre Board, and the Board of Jr. Achievement. He is past president of the United Way of Whatcom County and the Rotary Club of Bellingham. Dr. Murphy chairs the Audit and Finance Committee and serves as a member of the Executive Committee.

RONALD E. THOMPSON                                                                                                                 Director since 1991

Ronald E. Thompson, age 57, is the President of Windermere Commercial NW, Windermere Property Management NW and Turnkey Repair and Maintenance Divisions of Windermere Real Estate/Realty Brokerage, Inc. in Everett, Washington. He has been employed at Windermere Real Estate/Realty Brokerage, Inc. since 1984. The company provides full service commercial real estate brokerage, property management and property maintenance services. He is a past president of the Snohomish County-Camano Association of Realtors, a past state director of the Washington Association of Realtors and has served on the Board of Directors of the Mount Baker Council Boy Scouts of America, Providence Hospital Foundation’s Board and the Everett Golf and Country Club. He received his Bachelor’s degree in Business Administration from the University of Washington. Prior to his 25 plus years in real estate, he was a commercial banker. Mr. Thompson serves as the current Chair of the Corporate Governance and Nominating Committee, and is also Vice Chair of the Loan Committee and a member of the Executive Committee.

G. BRANDT WESTOVER                                                                                                                Director since 1986

G. Brandt Westover, age 46, is Executive Director and Complex Manager for UBS Financial Services, Inc. in Seattle, Washington, a position he has held since 2003. Prior to this position, Mr. Westover was a corporate vice president and branch manager for UBS-Paine Webber in Bellevue, Washington from 1996 to 2002. He received his Bachelor’s degree in Business Administration from the University of Washington and graduated from the Wharton School’s Securities Institute advanced course work program. Mr. Westover is a past trustee of the University of Washington Alumni Association. He is also active with many charitable and community organizations including the Boys and Girls Club and Issaquah Little League. Mr. Westover serves as Vice Chair of the Board and the Compensation and Personnel Committee, and is a member of the Executive Committee and the Corporate Governance and Nominating Committee.

Independence of Directors

NASDAQ listing standards (the market on which the Company’s stock trades) require that a majority of the board of directors of each listed company must be independent as defined under NASDAQ rules.

The Board of the Company has concluded that Richard L. Anderson, David W. Duce, Jim Gaffney, Janice E. Halladay, Dwayne R. Lane, Katherine M. Lombardo, Dennis R. Murphy, David R. O’Connor, Ronald E. Thompson, Craig G. Skotdal and G. Brandt Westover qualify as independent directors under the NASDAQ established criteria. There were no transactions, relationships, or arrangements not disclosed under the “Transactions with Management and Others” section of this Proxy Statement that would impact the independence of these directors.

Board Committees and Meetings

During the year ended December 31, 2006, the Board held six regular meetings. The Board has an Executive Committee, an Audit and Finance Committee, a Compensation and Personnel Committee, a Loan Committee and a Corporate Governance and Nominating Committee.

Executive Committee. The Executive Committee consists of the CEO, the Chair and Vice Chair of the Board, and Chairs of the other committees, and has authority to generally act for the full Board.

Audit and Finance Committee. The Audit and Finance Committee is responsible to the Board for the areas of audit and compliance, asset and liability management, risk assessment and technology management. The Committee operates under a charter approved by the Board. The Audit and Finance Committee Charter is attached as Appendix A to this Proxy Statement. The Committee is responsible for the appointment, compensation and oversight of the external auditor. The Committee provides direction and oversight to the internal audit department and reviews the examination of the Bank by federal regulatory authorities. The Committee also reviews the financial statements and filings. The current members of the Audit and Finance Committee are “independent” directors within the meaning of both the NASDAQ and Securities and Exchange Commission (SEC) rules. The Board has determined that Dennis R. Murphy and Richard L. Anderson are “audit committee financial experts” as defined under SEC rules.

Compensation and Personnel Committee. The Compensation and Personnel Committee is responsible for establishing and reviewing the compensation and employee benefit policies of the Company and the Bank. The Committee approves compensation of executive officers, and awards stock options in accordance with the Company’s 2003 Long-Term Incentive Plan and established Board policies. The Committee operates under a charter approved by the Board. The charter is posted on the Company’s website at www.cascadebank.com. The Company will also provide a copy of the charter to shareholders upon request.

Loan Committee. The Loan Committee reviews and approves loans in excess of the limits established for the Management Loan Committee. Included in that review are all extensions of credit to borrowers whose aggregate borrowing levels exceed the limits placed on the Management Loan Committee. The Loan Committee also reviews loans that do not conform to the Loan Policy.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and assesses the composition of the Board and oversees an annual evaluation of the Board and its committees; takes the lead in identifying potential candidates to serve as board members; recommends director candidates to the Board; reviews and recommends appropriate director compensation; and provides leadership with respect to corporate governance. The Committee is responsible for establishing criteria for director eligibility; procedures for nominating directors, including director nominations from shareholders and timelines for the nomination process; as well as nominating the Chair and Vice Chair of the Board. Only independent directors serve on this Committee. The Committee operates under a charter approved by the Board. The charter is posted on the Company’s website at www.cascadebank.com. The Company will also provide a copy of the charter to shareholders upon request.

The Board and its committees may retain outside advisors as they determine necessary to fulfill their responsibilities. All committees report their activities to the full Board.

Each Board member attended at least 75% of the aggregate meetings of the Board and of the Committees on which he or she served that were held during the period for which he or she was a Board or Committee member.

The following table summarizes the membership of the Board and each of its committees, as well as the number of times each committee met during 2006. Committee assignments are as of December 31, 2006.

	Board	Executive	Audit and Finance	Compensation and Personnel	Loan (*)	Corporate Governance and Nominating
Richard L. Anderson	Member		Vice Chair		Member
David W. Duce	Chair	Chair
Jim Gaffney	Member			Member	Member
Janice E. Halladay	Member	Member		Chair		Member
Dwayne R. Lane	Member			Member		Member
Katherine Lombardo	Member		Member			Member
Dennis R. Murphy	Member	Member	Chair
Carol K. Nelson	Member	Vice Chair			Member
David R. O’Connor	Member	Member		Member	Chair
Craig G. Skotdal	Member		Member			Vice Chair
Ronald E. Thompson	Member	Member			Vice Chair	Chair
G. Brandt Westover	Vice Chair	Member		Vice Chair		Member
Number of Meetings Held in 2006	6	3	8	9	41	4

(*)	The Loan Committee is a committee of the Bank only.

The directors of the Company also serve as directors of Cascade Bank, the only operating subsidiary of the Company. Cascade Bank has parallel committees and committee assignments.

Nomination Process

The Corporate Governance and Nominating Committee (the “Governance Committee”) is responsible for identifying individuals qualified to become members of the Board and its committees, and recommending candidates for election at the next annual or other properly convened meeting of shareholders. The Governance Committee is governed by the Company’s Articles of Incorporation and Bylaws.

The Governance Committee will evaluate candidates for Board service who come recommended by its own members, by other Board members, or by shareholders or management. It may also engage the service of third-party search firms to assist in identifying and evaluating possible candidates. The Governance Committee will consider nominations from shareholders, provided that such nominations are received on a timely basis by the Company’s Secretary as required by the Articles of Incorporation, the Bylaws and prior year’s Proxy Statement of the Annual Meeting of Shareholders. The Committee evaluates candidates recommended by shareholders in the same manner that it evaluates candidates coming to its attention from any other source. The Committee’s evaluations include a review of each candidate’s business and professional skills and experiences; their commitment to representing the long-term interests of shareholders; their analytical abilities and objectivity; their independence; their ability to evaluate risk; their leadership ability; their personal and professional ethics; their personal integrity and judgment; and their practical wisdom and sound judgement. Candidates should have reputations, both personal and professional, of the highest caliber and entirely consistent with the Company’s image and reputation. In the case of incumbent directors whose terms of office are due to expire at the upcoming Annual Meeting of Shareholders, the Governance Committee will review such directors’ overall service to the Company during their terms with respect to meeting the criteria set forth above as well as the number of meetings attended during their expiring term and the directors’ past level of participation and quality of performance.

The majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of conflict of interest while serving as a director. Directors must also have time to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Governance Committee seeks to attract and retain highly qualified directors who have sufficient time and ability to attend to their substantial duties and responsibilities to the Company.

Standards of Conduct

The Board has adopted Standards of Conduct for employees, officers and directors, which includes a “code of ethics” as defined by Item 406 of the Regulation S-K and applies to the Company’s Chief Executive Officer and Chief Financial Officer, as well as all other employees. The Company will provide a copy of the Standards of Conduct to shareholders upon request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups who beneficially own more than 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) and to provide a copy to the Company disclosing such ownership. Based on such reports, the following table sets forth, as of February 15, 2007, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of common stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of common stock at February 15, 2007.

The following table shows the number of shares of the Company’s common stock beneficially owned at February 15, 2007, by the Company’s directors and nominees for director, executive officers identified in the Summary Compensation Table and all directors and executive officers as a group. The address of each person, except as set forth below, is the same as the Company’s principal office.

Name	Number of Shares Beneficially Owned (1)	% of Shares Outstanding
Beneficial Owners of more than 5%:
Arthur W. Skotdal, Andrew P. Skotdal and Craig G. Skotdal c/o Douglas A. Schafer Schafer Law Firm P.O. Box 1134 Tacoma, WA 98401	886,170	7.3%
Directors:
Richard L. Anderson	10,000	*
David W. Duce	50,949(2)	*
Jim Gaffney	3,000	*
Janice E. Halladay	27,532	*
Dwayne R. Lane	87,903	*
Katherine M. Lombardo	1,000	*
Dennis R. Murphy	36,094	*
Carol K. Nelson **	191,862	1.6%
David R. O’Connor	155,818(3)	1.3%
Craig G. Skotdal	886,170(4)	7.3%
Ronald E. Thompson	50,213	*
G. Brandt Westover	42,894	*
Executive Officers:
Steven R. Erickson	68,453	*
Lars H. Johnson	100,179	*
Debbie E. McLeod	32,222	*
Robert F. Wojcik	6,750	*
All executive officers and Directors as a group (18 persons)	1,944,695	16.0%

*	Less than 1% of shares outstanding
**	Also an executive officer of the Company and the Bank

(1)   In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses or other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table possess voting and/or investment power. As of December 31, 2006, the Corporation merged its ESOP into its 401(k) program. Shares held in accounts under the Company’s 401(k) as of December 31, 2006 are included in the above table as follows: Ms. Nelson: 2,062; Mr. Erickson: 21,656; Mr. Johnson: 4,725; and Ms. McLeod: 451; all executive officers and directors as a group: 69,512. These amounts do not include the remaining shares held by the Bank’s 401(k) plan for which Ms. Nelson, Messrs. Anderson, Westover, and Johnson act as trustees. The amounts shown also include the following amounts of common stock which the following individuals have the right to acquire within 60 days of February 15, 2007 through the exercise of stock options granted pursuant to the Company’s stock option plans: Mr. Anderson: 3,750, Mr. Erickson: 46,797; Mr. Gaffney: 1,000; Ms. Halladay: 12,588; Mr. Johnson: 83,241; Ms. Lombardo: 1,000; Ms. McLeod: 30,329; Ms. Nelson: 160,229; and Mr. Wojcik: 5,500; all executive officers and directors as a group: 393,615.

(2)   Includes 288 shares held by Mr. Duce’s children, and 1,375 shares held by a testamentary trust of which Mr. Duce is trustee.

(3)   Includes 124,265 shares held by a trust in which Mr. O’Connor has a pecuniary interest.

(4)   Includes 305,821 shares held by Mr. Skotdal’s brother of which Mr. Skotdal has the authority to vote, 293,665 shares held by a limited liability company in which Mr. Skotdal has a pecuniary interest, and 16,384 shares held by Mr. Skotdal’s father of which Mr. Skotdal has the authority to vote.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based upon a review of reports and written representations furnished to it, the Company believes that during fiscal year 2006, all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of the Company’s common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The purpose of Cascade Financial Corporation’s (the Company) Executive Compensation Philosophy is to ensure that the Company is able to attract, retain and motivate highly skilled executives. It is the philosophy of the Company that executive compensation be tied to corporate and individual performance. The Company’s executive compensation package consists of base salary, short-term incentives, long-term incentives and benefits.

Specifically, the compensation philosophy is to target base salaries near the median (50th percentile) and target total compensation (including annual incentives, long-term incentives, and benefits) near the 75th percentile of a regional peer group of bank holding companies similar in size and performance to Cascade Financial Corporation. The Company believes targeting total compensation near the 75th percentile is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Executives will be paid near the 75th percentile depending on their achievement of corporate and individual performance goals.

The goals established in the compensation plans flow directly from the Company’s Strategic Plan and/or its annual Profit Plan. Such goals address Company wide goals such as total net income, growth in net income, profitability measures such as return on equity, as well as sales goals such as the level of loans and deposits. The Company’s policies also seek to align and balance the interests of shareholders, employees and customers by employing a mix of base salary, incentive compensation and stock options.

Even though the Company only began expensing options with the implementation of FAS 123(R) in 2006, which required such treatment, neither accounting, nor tax considerations have played a large role in the Company’s approach to compensation. The Company has utilized options recognizing that if the stock of the Company did not appreciate, the options would have little or no value. If the stock price increased, then the option holders/employees would benefit as would all shareholders. The level of option grants and the number of employees who receive such grants increased in 2006 from 2005 based upon a formula approved by the Board of Directors.

Authority

The Board has delegated to the Compensation and Personnel Committee the responsibility to establish and administer policies that govern executive compensation for the Company. The Committee evaluates the individual performance of the President and Chief Executive Officer and establishes compensation policies for executive management. The Committee receives input from the President on the other executive officers’ performance and has final authority to set individual compensation levels.

The Committee is charged with monitoring and analyzing conditions and changes in the market for executive talent. The Committee has the discretion to employ any consulting assistance it deems necessary to accomplish this task.

The Committee considers a variety of subjective and objective factors in determining the total compensation for individual executives. These factors include the performance of the Company overall, the responsibilities assigned to each executive, and the performance of each executive in their assigned areas of oversight.

The Committee evaluates the performance of the President and CEO and determines her total compensation, which is ratified by the full Board. The President and CEO negotiates goals and objectives with each executive manager to develop a scorecard to rate that executive’s performance and recommends the appropriate level of incentive payments. These scorecards are reviewed and incentive payouts are approved by the Committee.

Components

By mixing base pay with a large component of pay for performance, the Company seeks to be competitive, but prudent, in its compensation practices. The Company augments its cash compensation, which is designed to incentivize current performance, with stock option grants, which offer long-term incentives.

The Company does not offer its executives and board members many perquisites believing that direct compensation is in the best interests of both the employees and shareholders. Direct compensation is more efficient and cost effective to administer and most transparent to monitor. The largest component of “Other Income” on Table 1 is the Company’s 401(k) match that is available to all employees.

Base Salary. Salary levels are designed to be competitive within the banking industry based on a peer group analysis of financial institutions.

Bonus Programs. An incentive bonus plan is in effect for the executive officers of the Company that is designed to compensate for performance. In determining the amount of the President’s bonus, the Compensation and Personnel Committee considers the Company’s earnings, return on equity, asset quality, leadership, factors affecting shareholder value and other factors as they deem appropriate. The plan for all other executive officers is based upon the attainment of certain negotiated goals including Company and line of business profitability; loan levels and credit quality; expense management; as well as service, leadership and teamwork. Performance for these officers is evaluated by the President and reviewed by the Compensation and Personnel Committee.

Option Grants. The Company has established a stock option grant policy. Stock options are designed to provide long-term incentives for key employees. These grants were made at current market prices under the rules of the 2003 Long-Term Incentive Plan (the Plan) adopted by the shareholders. Option grants are generally made each year at the March Board meeting. The amount of total options available for granting is based upon the attainment of specific financial objectives that include growth in net income.

Deferred Compensation Plan. In December 2004, the Board adopted the Cascade Bank Deferred Compensation Plan. The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and business success of Cascade Bank. Currently, the Plan is inactive.

Pension and Post-Retirement Benefits. Currently, the Company does not have a pension plan for any of its employees. Other than those contained within the CEO’s employment agreement, the Company does not offer post-retirement benefits.

Perquisites. The Company applies the same matching formula for 401(k) contributions for all employees, 50% of an employee’s contribution up to a maximum of $6,000. All executive officers are granted five weeks of vacation. Ms. Nelson receives a car allowance of $8,400 per annum.

Stock Option Grants

As a general policy, the Compensation and Personnel Committee will consider incentive stock option grants to key employees on an annual basis based upon the attainment of company-wide and individual goals. The current policy provides that stock options will be granted to existing employees only when the Company’s net income increases by at least ten percent (10%) over the prior year. In the event the Company’s net income growth meets that requirement, the Committee will award incentive stock options to existing employees according to a formula established to keep the Company’s options practices consistent with industry norms. For example, if net income grows by 10%, the options granted will equal .4% of the outstanding shares. The maximum annual number of stock options granted to existing employees would be .8% of outstanding shares and would occur if net income increased by 15% or more on a year over year basis. Based upon the application of this policy a pool of available stock options may be created and discretionary awards can then be made to eligible participants of that pool.

The Committee may make discretionary individual stock option grants after receiving and considering the recommendations of the CEO. The grants will be based primarily on each employee’s contribution to the Company’s success in meeting or exceeding its goals.

For 2006, the number of incentive options granted to employees was 96,038 (adjusted for the 5-for-4 stock split in May 2006). The strike price for all grants was $15.00 per share, which was the closing price of the stock on the date of the option grant. The Plan is administered by the Compensation and Personnel Committee. The value of option awards used in the Summary Compensation Table are based upon a fair value for options of $3.65, $3.86, and $4.29 (stock split adjusted) for 2006, 2005, and 2004, respectively.

The Committee may also grant options upon the employment of selected senior level employees. The strike price of all option grants is the closing price of Cascade Financial stock (CASB) on the date of the grant. All employees are notified of any option grants within 5 business days of that grant.

Under the program adopted in 2003, incentive stock options vest over a five-year period, with 10% vesting at the end of year 1, 20% vesting per year at the end of years 2, 3, and 4, and 30% at the end of year 5. Previously, the vesting schedule was 6 years, with 20% vested after year 2, and 20% per year in years 3 through 6.

Vested options may be exercised at any time prior to their expiration at the discretion of the option holder. The Company also allows the holder to exercise options by tendering outstanding shares of the Company’s stock. The value of that stock is determined by using the average closing price of the Company’s stock for the ten previous trading days.

As of December 31, 2006, options to purchase a total of 704,481 shares remain available for issuance under the Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of February 15, 2007.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options (in thousands)	Weighted Average Exercise Price of Outstanding Options	Number of shares Remaining Available for Future Issuance (in thousands)
Equity compensation plans approved by shareholders—1992 and 1997 Plans	364	$5.18	-
Equity compensation plans approved by shareholders—2003 Plan	340	13.65	592
Equity compensation plans not approved by shareholders	-	-	-
Total	704	$9.26	592

Pension Benefits and Deferred Compensation

The Company does not have a defined benefit pension program. It offers all its employees a 401(k) in which the Company will match 50% of the employee’s contribution up to $6,000 on an annual basis.

The CEO’s employment agreement states that if Ms. Nelson retires after age 57, she is entitled to receive a retirement benefit equal to two times her base compensation plus bonus before salary deferrals over the 12 month period prior to her retirement, the vesting of all her stock options and health care benefits until she and her spouse become entitled to receive Medicare benefits or until she reaches age 65, whichever first occurs.

The Company has approved a deferred compensation plan, but it is currently inactive.

Summary

The Company seeks a balance of base salary and pay for performance in the form of bonus and incentive payments. Stock option grants have been used to help align the long-term interests of the employees and the shareholders.

Compensation of the Chief Executive Officer. Carol K. Nelson was appointed Chief Executive Officer of Cascade Financial Corporation on May 1, 2002. Previously, Ms. Nelson was President and Chief Operating Officer of Cascade Financial Corporation and President and Chief Executive Officer of Cascade Bank, titles which she retains. For the year ended December 31, 2006, Ms. Nelson’s base salary was $243,075.

The Compensation and Personnel Committee retains the discretion to determine any bonus paid to the CEO. It is the Committee’s intent to pay a bonus, subject to the achievement of targeted levels of performance covering net income, level of earnings per share, and return on equity. The targeted bonus the Committee has agreed to use is 1.5% of net profit before tax excluding any extraordinary items according to generally accepted accounting principles (GAAP). For the year ended December 31, 2006, Ms. Nelson received a bonus of $297,450.

In March 2006, Ms. Nelson was awarded options to purchase 17,287 shares of stock, which reflected the attainment of specific performance criteria established by the Compensation and Personnel Committee, including but not limited to leadership, profitability, and regulatory examination ratings. These options were granted at current market prices under the rules of the 2003 Long-Term Stock Incentive Plan.

Compensation of Named Executives.

Lars H. Johnson, EVP—Chief Financial Officer, Steven R. Erickson, EVP—Commercial Real Estate, Debbie E. McLeod, EVP—Retail Banking, and Robert F. Wojcik, EVP—Business Banking are the named executives.

The level of total compensation for the named executives is targeted to be competitive with comparable financial institutions for positions of similar scope and responsibility—see Benchmarks. The components of total compensation reflect the nature of the position, e.g. those with a higher component of sales in his (her) goals will generally have a higher component of compensation in bonus/incentive payments. Mr. Johnson, Ms. McLeod, and Mr. Wojcik had approximately 30% of their maximum compensation in the form of a potential bonus. Mr. Erickson, who has loan production responsibility, in addition to his sales and general management responsibilities had 33% of his maximum compensation in the form of a bonus.

Annually, each executive will negotiate with the President/CEO a balanced scorecard with targets based upon the Company’s goals and his/her position’s responsibilities. Each executive will have a component of his/her bonus calculation based upon leadership, teamwork and expense control as well as the attainment of personal, business unit, and/or Company goals. For example, Mr. Johnson’s goals were heavily weighted to profitability as measured by net income, earnings per share growth, and return on equity. Mr. Erickson’s goals were weighted toward loan production, fee generation and credit quality. Ms. McLeod’s goals centered around deposit generation, including the management of the High Performance Checking Program. Mr. Wojcik’s primary focus was growing the Business Banking loan portfolio, business deposits and maintaining high levels of customer service and credit quality.

The bonus payments for 2006 reflect the quantitative progress toward those goals.

Benchmarks

With the assistance of Clark Consulting, the Company has established a group of 22 bank holding companies as a benchmark universe to compare the compensation levels for senior management and the Board of Directors. These companies are publicly traded, headquartered in Washington, Oregon or California, with total assets ranging from $770 million to $4.6 billion. As of December 31, 2006, the Company has consolidated assets of $1.35 billion. By asset size, Cascade Financial would be the ninth largest institution.

Base salaries are targeted near the median (50th percentile) and target total compensation (including annual incentives, long-term incentives, and benefits) is at or near the 75th percentile of the benchmark group provided the Company’s overall performance is also at or near the 75th percentile of the benchmark group.

For 2006, base salaries for the named executives were adjusted toward the median of the benchmark group if such adjustments were warranted. Relative performance of the Company and compensation of the named executives will be reviewed by the Compensation and Personnel Committee when the compensation data for the benchmark group becomes available.

Change of Control/Severance Agreements

Employment Agreement. The Bank entered into an employment agreement with Carol K. Nelson dated July 12, 2005. This agreement replaced a prior agreement dated March 26, 2002 and extended on January 27, 2004. The agreement may be terminated upon 90 days written notice. The employment of Ms. Nelson is terminable at any time for cause as defined in the agreement, and she may be terminated without cause in which case she would receive a severance benefit equal to two times her base compensation plus bonus. The agreement also provides for the payment of severance benefits to Ms. Nelson in the event of her termination of employment following a change in control of the Company or the Bank. If the termination were within 12 months after the change in control, such benefits would include a severance benefit equal to two times Ms. Nelson’s base compensation plus bonus before salary deferment for the prior year.

Change in Control/Severance Agreements for Named Executives. The Bank has entered into Change of Control/Severance Agreements with Steven R. Erickson, Lars H. Johnson, Debbie E. McLeod, Robert F. Wojcik and two other executive officers who are not included in the tables. These agreements generally provide that within twenty-four months after a change of control, if an executive is terminated other than for cause or the executive should terminate for good reason (as such terms are defined in the agreements), such executive will generally be entitled to receive a severance payment equal to two times the executive’s annual compensation. The agreements generally define a change in control as the acquisition of all or a substantial part of the Company or the Bank, the merger of the Company or the Bank into another company that is the surviving company, the sale of substantially all of the assets of the Company or the Bank to another company, or a hostile acquisition of substantially all of the stock of the Company or the Bank.

Compensation of the Board of Directors

The goal of Cascade Financial Corporation’s Director Compensation Philosophy is to ensure that the Company is able to attract, motivate and reward qualified directors. The Corporate Governance and Nominating Committee is responsible for developing recommendations to the full Board regarding director compensation. To create a focus on long-term success and reduce any conflict of interest, the compensation for the Board of Directors is limited to a set fee for service. Total director compensation consists of a retainer, meeting fees and an equity grant.

Specifically, the compensation philosophy is to target total compensation near the median (50th percentile) of the regional peer group of bank holding companies similar in size and performance to Cascade Financial Corporation. Compensation may vary per individual based upon role, (e.g. committee chairs may receive additional compensation to reflect additional responsibilities).

As of December 31, 2006, all members of the Board receive a $16,000 annual retainer and $8,000 annual meeting fee. The Chair of the Board receives an additional fee of $18,000 per year plus 125 shares of the Company’s common stock. As an additional annual fee, the Chair of the Audit and Finance Committee receives $12,000, the Chair of Compensation and Personnel Committee receives $8,000, the Chair of the Loan Committee receives $8,000, and the Chair of the Corporate Governance and Nominating Committee receives $8,000. Each of the above mentioned chairs also receives 125 shares of the Company’s common stock. All members of the Loan Committee receive an additional $6,000 per annum.

The Corporation granted 5,000 non-qualifying options to each of its newly elected directors, Jim Gaffney and Katherine M. Lombardo in September 2006. The strike price on these options was $16.15 per share, the closing price of Cascade Financial Corporation stock on September 26, 2006.

Compensation and Personnel Interlocks and Insider Participation

No member of the Compensation and Personnel Committee is an executive officer or former officer of the Company. No executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

The Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management of the Company, and based upon those discussions, the Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND PERSONNEL COMMITTEE

Janice E. Halladay, Chair
G. Brandt Westover
Jim Gaffney
Dwayne R. Lane
David R. O’Connor

ACCOMPANYING TABLES AND APPENDICES

Summary Compensation Table
Table 1
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Carol K. Nelson	2006	$243,075	$297,450	$-	$54,151	$-	$-	$14,400	$609,076
President & CEO	2005	231,500	299,620	-	54,363	-	-	10,400	595,883
	2004	220,500	357,175	-	59,787	-	-	6,841	644,303

Lars H. Johnson	2006	$152,880	$52,437	$-	$37,149	$-	-	$6,000	$248,466
EVP & CFO	2005	138,400	52,255	-	42,568	-	-	6,200	239,423
	2004	133,467	45,000	-	48,752	-	-	6,752	233,971

Steven R. Erickson	2006	$148,785	$74,392	$-	$30,456	$-	-	$5,655	$259,288
EVP, Commercial	2005	111,107	67,233	-	27,916	-	-	4,667	210,923
Real Estate	2004	106,686	61,250	-	28,615	-	-	4,833	201,384

Debbie E. McLeod	2006	$124,835	$48,178	$-	$27,851	$-	-	$6,000	$206,864
EVP, Retail Banking	2005	100,250	51,551	-	24,908	-	-	6,200	182,909
	2004	96,100	50,000	-	23,243	-	-	5,782	175,125

Robert F. Wojcik	2006	$148,785	$48,208	$-	$23,896	$-	-	$6,000	$226,889
EVP, Business Banking	2005	132,233	49,465	-	9,650	-	-	2,750	194,098
	2004	54,167	45,000	-	53,625	-	-	-	152,792

Column

(d) Bonus totals for 2006, 2005 and 2004 include awards attributed to the years ended December 31, 2006, December 31, 2005, and December 31, 2004.

(f) Value of Option Grants for 2006 based upon amount expensed under FAS 123(R) for each officer’s options. The Value of the Grants for 2005 and 2004 are the amounts that would have been expensed if FAS 123(R) had been in effect in those years.

(i) All Other Compensation for calendar year 2006 includes the following: for Ms. Nelson, employer contribution to 401(k) Plan of $6,000 and a car allowance of $8,400; for Mr. Erickson, employer contribution to 401(k) Plan of $5,655; for Mr. Johnson, employer contribution to 401(k) Plan of $6,000; for Ms. McLeod, employer contribution to 401(k) Plan of $6,000; and for Mr. Wojcik, employer contribution to 401(k) Plan of $6,000.

Grants of Plan-Based Awards Table
Table 2
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity
		Incentive Plan Awards			Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise Price of Options ($/Sh)	Grant Date Fair Value Stock and Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Carol K. Nelson	1/1/06	$-	$297,450	$410,000	-	-	-	NA	17,287	$15.00	$63,098
Lars H. Johnson	1/1/06	-	49,533	61,152	-	-	-	NA	11,250	15.00	41,063
Steven E. Erickson	1/1/06	-	60,258	74,393	-	-	-	NA	11,250	15.00	41,063
Debbie E. McLeod	1/1/06	-	43,121	53,236	-	-	-	NA	10,000	15.00	36,500
Robert F. Wojcik	1/1/06	-	48,206	59,514	-	-	-	NA	10,000	15.00	36,500

Ms. Nelson’s bonus is determined by the Company’s Compensation and Personnel Committee based upon criteria in her employment agreement. The targeted bonus the Committee has agreed to use is 1.5% of net profit before tax, excluding any extraordinary items according to GAAP. The actual bonus may be adjusted based upon achieving other goals, such as return on equity and net income. The maximum amount for the purposes of this table is 30% above the Company’s 2006 net profit before tax.

The bonus payments to the other named executives shall be based upon the attainment of specific corporate, business unit, and personal goals negotiated each year by the CEO and the executive officer and ratified by the Compensation and Personnel Committee. The goals are set in reference to the Company’s Annual Profit Plan (Budget). Each goal has a threshold, target, and maximum performance. The progress to goals is reviewed quarterly and a payment to the executives is also made quarterly based upon those reviews.

The Option Grants shown in the table for all executives are approved by the Compensation and Personnel Committee upon the recommendation of the CEO. The amount of Options to be awarded is based upon a formula established by the Board for the prior year. All Option Grants were ratified as of the March 2006 committee meeting and based upon the closing price of the Company’s stock at the close of trading for the day of the meeting.

Outstanding Equity Awards Table
at December 31, 2006 Table 3
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (Vested) (#)	Number of Securities Underlying Unexercised Options Unexercisable (Unvested) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Carol K. Nelson	90,158	-	NA	$4.44	01/25/11	NA	$-	NA	$-
	35,505	-		4.44	01/25/11
	12,500	3,125		5.54	02/13/12
	10,156	10,156		10.00	07/22/13
	7,560	7,555		15.92	03/23/14
	2,621	6,115		14.24	03/22/15
	1,729	15,559		15.00	03/28/16
Lars H. Johnson	58,100	-	NA	$4.76	03/28/10	NA	$-	NA	$-
	859	-		4.51	12/15/10
	8,750	2,188		6.21	03/26/12
	7,031	7,031		10.00	07/22/13
	6,313	5,312		15.92	03/23/14
	2,063	4,812		14.24	03/22/15
	1,125	10,125		15.00	03/28/16
Steven R. Erickson	12,839	-	NA	$6.93	07/21/08	NA	$-	NA	$-
	3,437	-		6.83	08/23/09
	2,125	-		4.19	05/17/10
	3,594	-		3.93	07/25/10
	4,296	-		4.51	12/15/10
	8,750	2,188		6.21	03/26/12
	5,078	5,078		10.00	07/22/13
	3,813	3,812		15.92	03/23/14
	1,688	3,937		14.24	03/22/15
	1,125	10,125		15.00	03/28/16
Debbie E. McLeod	12,688	-	NA	$4.44	02/01/11	NA	$-	NA	$-
	6,250	1,563		6.21	03/26/12
	5,078	5,078		10.00	07/22/13
	3,813	3,812		15.92	03/23/14
	1,500	3,500		14.24	03/22/15
	1,000	9,000		15.00	03/28/16
Robert F. Wojcik	3,750	8,750	NA	$13.27	07/27/14	NA	$-	NA	$-
	750	1,750		14.24	03/22/15
	1,000	9,000		15.00	03/28/16

Options Exercised and Stock Vested Table
Table 4
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Carol K. Nelson	34,375	$502,763	NA	$-
Lars H. Johnson	15,650	249,928	NA	-
Steven R. Erickson	2,000	31,220	NA	-
Debbie E. McLeod	-	-	NA	-
Robert F. Wojcik	-	-	NA	-

Pension Benefits Table
Table 5
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
(a)	(b)	(c)	(d)	(e)

Carol K. Nelson	NA	-	-	-
Lars H. Johnson	NA	-	-	-
Steven R. Erickson	NA	-	-	-
Debbie E. McLeod	NA	-	-	-
Robert F. Wojcik	NA	-	-	-

 The Company does not have a defined benefit pension plan.

Nonqualified Deferred Compensation Table
Table 6
Name	Executive Contributions Last FY ($)	Company Contributions Last FY ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance 12/31/06 ($)
(a)	(b)	(c)	(d)	(e)	(f)

Carol K. Nelson	$-	$-	$-	$-	$-
Lars H. Johnson	-	-	-	-	-
Steven R. Erickson	-	-	-	-	-
Debbie E. McLeod	-	-	-	-	-
Robert F. Wojcik	-	-	-	-	-

The Company’s Nonqualified Deferred Compensation Plan is currently inactive.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David W. Duce*	$42,000	$1,994	$-	$-	$-	$-	$43,994
Richard A. Anderson	30,000	-	-	-	-	-	30,000
Jim Gaffney**	5,000	-	24,635	-	-	-	29,635
Janice E. Halladay*	37,000	1,994	-	-	-	-	38,994
Dwayne R. Lane	24,000	-	-	-	-	-	24,000
Katherine Lombardo**	4,000	-	24,635	-	-	-	28,635
Dennis R. Murphy*	36,000	1,994	-	-	-	-	37,994
Carol K. Nelson	-	-	-	-	-	-	-
David R. O'Connor*	38,000	1,994	-	-	-	-	39,994
Craig G. Skotdal	24,000	-	-	-	-	-	24,000
Ronald E. Thompson*	38,000	1,994	-	-	-	-	39,994
G. Brandt Westover	24,000	-	-	-	-	-	24,000

*
 Value of CASB stock per share granted to Chair and committee chairs is $15.95, the closing price of the stock on May 23, 2006, the date of the Board of Directors Meeting at which the shares were awarded.

**	Elected to the Board in September 2006. Value of options based upon Black-Scholes model using September 26, 2006 date of grant and strike price of $16.15. Value per option $4.93/share.

REPORT OF AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee (“Audit Committee”) represents and assists the Board in its oversight of the integrity of the Company’s financial reporting; the independence, qualifications and performance of the Company’s independent auditors, the performance of the internal auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee consists of five members listed below, each of whom is an independent director under NASDAQ listing standards and, in accordance with SEC and NASDAQ requirements, meets additional independence standards applicable to audit committee members. Dennis R. Murphy, Ph.D. and Richard L. Anderson, C.P.A. qualify as “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

The Company’s management is responsible for preparing the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm, Moss Adams LLP. The auditors report directly to the Audit Committee and are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee also meets privately in separate executive sessions periodically with management, the internal auditors and the independent auditors.

In this context, the Audit Committee has held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. The independent auditors provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors their independence.

Based on the considerations above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission. The Audit Committee has selected Moss Adams LLP as the Company’s independent auditors for fiscal 2007. Audit and all permitted non-audit services provided to the Company by Moss Adams LLP are pre-approved by the Audit Committee.

AUDIT AND FINANCE COMMITTEE

Dennis R. Murphy, Ph.D., Chair
Richard L. Anderson, C.P.A.
Katherine M. Lombardo
Craig G. Skotdal

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the Company's cumulative shareholder return on its common stock with the return on the NASDAQ Composite Index and a peer group of the NASDAQ's OTC Bank Index. Total return assumes (i) the reinvestment of all dividends and (ii) the value of the investment in the Company's common stock and each index was $100 at the close of trading on December 31, 2001.

	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
Cascade Financial Corporation	100.00	154.06	312.58	303.23	286.29	344.15
NASDAQ Composite Index	100.00	67.50	101.22	109.89	111.42	122.03
NASDAQ OTC Bank Index	100.00	104.83	135.80	150.73	144.20	160.71

*Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 2001.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Certain transactions involving loans, deposits, credit cards and sales of commercial paper, certificates of deposit and other money market instruments, and certain other banking transactions, occurred during 2006 between the Bank and certain directors or executive officers of the Company and its subsidiaries, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the directors, the executive officers or their family members. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT AUDITORS

The Board has selected Moss Adams LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 2007. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Moss Adams LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and fees billed for other services rendered.

The aggregate fees billed to the Company by Moss Adams LLP for 2006 and 2005 were as follows:

	Fiscal Year Ended December 31,

	2006	2005
Audit Fees	$216,000	$190,000
Audit-related Fees	35,000	33,000
Tax Fees	23,000	15,000
Total Fees	$274,000	$238,000

Audit Fees: Consists of fees billed to the Company for professional services rendered by Moss Adams LLP in connection with the integrated audit of our financial statements and review of financial statements included in the Company’s Forms 10-K and 10-Q or services to the Company in connection with statutory or regulatory filings or engagements.

Audit-Related Fees: Consists of fees relating to examination of management’s assertion regarding the effectiveness of internal controls (FDICIA), audit of the Company’s pension plans, and miscellaneous audit and accounting matters.

Tax Fees: Consists of fees relating to the preparation of the Company’s federal income tax return, tax planning and miscellaneous tax matters.

All Other Fees: There were no other fees for services included above for fiscal years ended 2006 and 2005.

In considering the nature of the services provided by Moss Adams LLP, the Audit and Finance Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Moss Adams LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, and the American Institute of Certified Public Accountants.

OTHER INFORMATION

Shareholder Communications with the Board

To contact members of the Board, individually or collectively, on any subject, please address communications to:

Lars H. Johnson, Corporate Secretary
Cascade Financial Corporation
2828 Colby Avenue
Everett, WA 98201

The Corporate Secretary will acknowledge the receipt of the communication; inform the shareholder concerning the distribution of that communication; and when any action (if requested) would be reviewed by the Board and/or the relevant functional committee. The Corporate Secretary will notify the shareholder of any action taken by the Board in reference to the shareholder’s request.

While the Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meetings of Shareholders, it has always encouraged its directors to attend and expects to continue this informal policy. Shareholders are encouraged to interact with the directors at that time. Ten directors attended the 2006 Annual Meeting, which was held April 24, 2006, at the Everett Golf and Country Club.

Expenses of Solicitation

The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, facsimile or electronic mail.

Shareholder Proposals and Director Nominations

In order to be eligible for inclusion in the Company's proxy materials for the 2008 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive offices at 2828 Colby Avenue, Everett, Washington 98201 no later than November 15, 2007. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Shareholders wishing to submit recommendations for director candidates must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•
The name, address, and biography of the candidate, including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice;

•	The name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•
With respect to common stock beneficially owned by the shareholder or group of shareholders making the recommendation, and to the extent any shareholder is not a registered holder, proof of the number of shares held.

To be considered by the Corporate Governance and Nominating Committee for the 2008 Annual Meeting of Shareholders, a director candidate nomination must be received by the Secretary by December 31, 2007.

The notice with respect to business proposals to be brought before the Annual Meeting must state the shareholder's name, address and the number of shares of common stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

MISCELLANEOUS

The Company’s December 31, 2006 Annual Report is being sent to shareholders of record as of March 13, 2007, together with this Proxy Statement.

The Company will furnish to shareholders, without charge, a copy of its Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, upon receipt of a written request addressed to Cascade Financial Corporation, 2828 Colby Avenue, Everett, WA 98201. Reports, proxy statements and other information filed by the Company are also available on the Internet at the SEC’s World Wide Website at http://www.sec.gov.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Lars H. Johnson
Lars H. Johnson
Secretary

APPENDIX A
CASCADE FINANCIAL CORPORATION
AUDIT AND FINANCE COMMITTEE CHARTER

The purpose of the Audit and Finance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the systems of internal controls which management and the Board have established, reviewing the financial information which will be provided to the shareholders and others, selecting and reviewing the performance and assuring the independence of independent accountants, and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

COMPOSITION

The Committee is comprised of not fewer than three outside directors who meet the NASDAQ requirements and the SEC requirements for audit committee independence.1  Independent Audit Committee Members

The new rules specify the relationships that disqualify a director from being considered “independent” for purposes of serving as a member of an issuer's audit committee. A director will not be considered “independent” for purposes of serving on an audit committee if, among other things, he or she has:

been employed by the Corporation or its affiliates in the current or past three years;

accepted any compensation from the Corporation or its affiliates during the current or any of the past three fiscal years (except for board service, retirement plan benefits, or nondiscretionary compensation);

an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee;

been employed, or had an immediate family who was employed, by the Company’s outside auditor or otherwise worked on such audit during any of the past three years; or

participated in the preparation of the financial statements of the Company or its subsidiaries at any time during the past three years.

Members of the Committee have a degree of independence that will assure that any relationship with the Corporation will not interfere with their independence from management.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Upon recommendation of the Board chair, the Board shall approve the chair and members of the Committee. Each appointed Committee member may be removed by the Board at any time.

SPHERE OF RESPONSIBILITIES

The Committee is responsible to the Board for the areas of audit and compliance, asset and liability management, investments, risk assessment and technology management.

External

Be directly responsible for the appointment, compensation, retention and oversight of the work of the accounting firm engaged for the purpose of preparing or issuing an audit report. Such firm will report directly to the Committee.

Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided. Review and report to the Board the engagement of the external auditor, including fees.

Obtain on an annual basis a formal written statement from the external auditor delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants all significant relationships the external auditors have with the Company, which may affect their independence. The Audit Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and recommend that the Board take appropriate action to oversee the independence of the outside auditor.

Appendix A - Page 1

APPENDIX A

Monitor, evaluate and report to the Board on any changes in accounting practice or standards.

Review all external audit findings; meet with the external auditors as appropriate.

Recommend for implementation any corrective actions that might be required or desired as a result of the audit.

Review the financial statements and any reports or other financial information submitted to any governmental body or the public.

Internal

Review annually this Committee Charter for adequacy and recommend any changes to the Board.

Engage the internal auditors (“IA”). Review the IA's performance.

Review and approve the audit schedule and any revisions to the schedule.

Review the reports relating to all audits and reviews undertaken by the IA.

Review and monitor the implementation of management's responses to audit findings.

Review the adequacy of internal controls including computerized information systems controls and security. Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls.

Recommend changes to policies, practices, and procedures relating to findings of internal audits.

Assess the needs of the internal audit function and provide support levels appropriate to that need.

Establish procedures for: (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (2) the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

General

Review and resolve any significant disagreement among management and the independent accountants.

Review with the independent accountants, internal audit and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Engage and determine funding for such independent advisers and counsel as the Committee determines are necessary or appropriate to carry out its functions hereunder. The Company will provide appropriate funding to the Committee, as determined by the Committee, for payment of: (1) compensation to the independent auditors for services approved by the Committee; (2) compensation to any outside advisors retained by the Committee; and (3) the ordinary administrative expenses of the Committee.

Appendix A - Page 2

APPENDIX A

Meetings

The Committee shall meet in person or telephonically at least quarterly and in addition at the discretion of chairperson or upon the request of a majority of the members, or upon unanimous written consent as determined by the Committee or its chairperson. In addition, the Committee will meet at any time that the independent auditor believes communication to the Committee is required. The chairperson shall set meeting agendas. At all meetings, a majority of the total number of members shall constitute a quorum.

1 Independent Audit Committee Members

The new rules specify the relationships that disqualify a director from being considered “independent” for purposes of serving as a member of an issuer's audit committee. A director will not be considered “independent” for purposes of serving on an audit committee if, among other things, he or she has:

been employed by the Corporation or its affiliates in the current or past three years;

accepted any compensation from the Corporation or its affiliates during the current or any of the past three fiscal years (except for board service, retirement plan benefits, or nondiscretionary compensation);

an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee;

been employed, or had an immediate family who was employed, by the Company’s outside auditor or otherwise worked on such audit during any of the past three years; or

participated in the preparation of the financial statements of the Company or its subsidiaries at any time during the past three years.

Appendix A - Page 3

REVOCABLE PROXY
CASCADE FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
April 24, 2007

The undersigned hereby appoints the official proxy committee consisting of all of the members of the Board of Directors of Cascade Financial Corporation ("Corporation"), Everett, Washington, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Everett Golf & Country Club, Everett, Washington, on April 24, 2007 at 6:30 p.m., and at any and all adjournments thereof, as follows.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Cascade Financial Corporation account online.

Access your Cascade Financial Corporation shareholder account online via Investor ServiceDirect® (ISD).

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL.

Please Mark Here for Address Change or Comments **SEE REVERSE SIDE** ☐

Proposal 1. The election as directors of all nominees listed below (except as marked to the contrary below).

	FOR	WITHHOLD ALL
01 Jim Gaffney 02 Janice E. Halladay 03 Katherine M. Lombardo 04 Craig G. Skotdal 05 Richard L. Anderson, C.P.A.	☐	☐

Withhold for the nominees you list below: (Write that nominee's name in the space provided below.)

____

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted "for" the proposal stated. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting.

This Proxy is solicited by the Board of Directors

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of the Notice of the Annual Meeting of Shareholders, the Proxy Statement, and the 2006 Annual Report to Shareholders.

Dated: ______________________________, 2007

____
Print Name of Shareholder

____
Signature of Shareholder

____
Print Name of Shareholder

____
Signature of Shareholder

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

▲ FOLD AND DETACH HERE ▲

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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
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